UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 6, 2009

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Pennsylvania Drive, Exton, PA		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:           (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement

The information required by this Item 1.01 is incorporated by reference to the information contained in Items 5.02(e) (1) and (4) below.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  (1)                                  Stock Incentive Compensation:  On January 6, 2009, the independent members of the Board of Directors (the “Board”) of Adolor Corporation (the “Company”) granted certain stock options and performance-based deferred stock awards to the Company’s executive officers as described below.  The performance-based stock awards will vest in full at such time as the quarterly net sales of ENTEREG® (alvimopan) as measured through the quarterly period ending June 30, 2010 and as reported in the Company’s Form 10-Q and/or Form 10-K (as the case may be) filed with the U.S. Securities and Exchange Commission are equal to or in excess of $12.5 million for two consecutive fiscal quarterly periods.   The foregoing summary of the performance-based deferred stock awards is qualified in its entirety by reference to the form of performance-based deferred stock award agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The stock options and performance-based deferred stock awards granted to the executive officers of the Company are as follows:

	Stock Options Award	Performance- based Deferred Stock Award
Michael R. Dougherty	160,000	40,000
John M. Limongelli	70,000	25,000
George R. Maurer	50,000	—
Eliseo O. Salinas	80,000	40,000
Stephen W. Webster	60,000	25,000

In addition, Mr. Maurer received a deferred stock award of 15,000 shares that vests in four equal annual installments on the anniversary of the date of grant.

(2)                                  Annual Cash Awards under the Adolor Corporation Incentive Compensation Plan for fiscal year 2008:  On January 6, 2009, the independent members of the Board approved the annual cash bonus awards for fiscal year 2008 to be made to the executive officers of the Company as of December 31, 2008 pursuant to the Company’s incentive compensation plan in effect during 2008.  The following awards earned in 2008, which will be paid in mid-January 2009, represent payment at a reduced level (65%) compared to the established target bonus level for each executive officer:

Michael R. Dougherty	$151,900
Eliseo O. Salinas	$138,100
John M. Limongelli	$63,400
Stephen W. Webster	$63,400

(3)                                  2009 Base Salaries:  On January 6, 2009, the Board reviewed and approved the base salaries of the executive officers for 2009.  Base salaries for Messrs. Dougherty, Limongelli and Webster and Dr. Salinas were increased three percent (3%) over the respective 2008 base salaries for these executive officers.  Mr. Maurer was appointed as an executive officer on January 6, 2009, and his base salary for 2009 is shown below.

2009
Base Salary
Michael R. Dougherty	$437,750
John M. Limongelli	$334,750
George R. Maurer	$248,000
Eliseo O. Salinas	$437,750
Stephen W. Webster	$334,750

(4)                                  Amended and Restated Incentive Compensation Plan:  On January 6, 2009, the Board approved an amendment and restatement of the Adolor Corporation Incentive Compensation Plan, effective January 1, 2009 (the “ICP”).  The ICP is designed to provide participants in the plan with an incentive, in the form of a cash payment (an “Award”), to achieve specified corporate and/or individual objectives during a period of time selected by the Board to which the Award relates (a “Performance Period”).

Under the ICP, the Board, upon the recommendation of the Compensation Committee of the Board (the “Committee”), will establish major corporate objectives (and the relative weighting of such objectives) (the “Corporate Objectives”) and the Award level that may be paid to each Executive Officer if certain performance criteria are achieved.  At the end of the Performance Period, the Board, upon the recommendation of the Committee, shall review and approve the aggregate amount of Award dollars, if any, available for payment to the participants under the ICP, as well as the individual Awards, if any, to be made under the ICP to the President and CEO and the other executive officers of the Company.  A minimum of 60% achievement against the corporate objectives is necessary for any Award payout under the ICP.

The foregoing summary of the ICP is qualified in its entirety by reference to the full text of the ICP, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

At the same time it approved the ICP, the Board also established the Company’s 2009 Corporate Objectives and the weightings for each objective.  The corporate objectives consist of a net sales objective for ENTEREG (50% weighting), research and development goals (35% weighting) and financial goals (15% weighting).

Item 8.01                                             Other Events.

On January 7, 2009, the Company issued a press release announcing certain management appointments, including the appointment of George R. Maurer as Senior Vice President, Pharmaceutical Technologies and Manufacturing.

A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Document
10.1	Form of Performance-Based Deferred Stock Award dated January 6, 2009
10.2	Amended and Restated Adolor Corporation Incentive Compensation Plan, effective as of January 2009
99.1	Press Release of the Company dated January 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By	/s/ John M. Limongelli
Name:	John M. Limongelli
Title:	Sr. Vice President, General Counsel and Secretary

Dated:  January 12, 2009

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Form of Performance-Based Deferred Stock Award dated January 6, 2009
10.2	Amended and Restated Adolor Corporation Incentive Compensation Plan, effective as of January 2009
99.1	Press Release of the Company dated January 7, 2009